Exhibit 32.1

CERTIFICATION PURSUANT
TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION  906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned Chief Executive Officer of Progenics Pharmaceuticals, Inc. (the “Company”) does hereby certify as follows:

This annual report on Form 10-K of the Company for the period ended December 31, 2010 and filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark R. Baker
Date: March 15, 2011	Mark R. Baker Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Progenics Pharmaceuticals, Inc. and will be retained by Progenics Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.